Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports with respect to Legg Mason Western Asset California Municipals Fund and Legg Mason Western Asset Managed Municipals Fund, each a series of Legg Mason Partners Income Trust, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

June 25, 2010

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports with respect to Western Asset Emerging Markets Debt Portfolio and Western Asset Global High Yield Bond Portfolio, each a series of Legg Mason Partners Income Trust, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

June 25, 2010